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                                                                     Exhibit 5.2


                                                             FILE NUMBER  885323


                               September 6, 2001



Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois, 60603

          Re:  Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Archstone Communities Trust, a Maryland real estate investment trust (the "Trust"), formed under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8") in connection with the registration of Class A-1 Common Shares of Beneficial Interest, par value $0.01 per share, (the "Securities") of the Trust in connection with the merger of Charles E. Smith Residential Realty L.P., a Delaware limited partnership ("Smith Partnership"), with and into the Trust (the "Merger"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001 (the "Merger Agreement"), among the Trust, Archstone-Smith Trust (formerly known as New Garden Residential Trust), a Maryland real estate investment trust, Charles E. Smith Residential Realty, Inc., a Maryland corporation, and Smith Partnership, and the other transactions as described in the Trust's Registration Statement on Form S-4 (File No. 333-64540) filed with the Securities and Exchange Commission (the "Registration Statement"). The Securities are to be issued under the Trust's Amended and Restated Declaration of Trust (the "Declaration of Trust"), to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT"), the form of which has been filed as an exhibit to the Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):
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Mayer, Brown & Platt
September 6, 2001
Page 2

          1. The Registration Statement, and all amendments thereto, filed with the Securities and Exchange Commission (the "Commission"), pursuant to the 1933 Act, in the form in which they were transmitted to the Commission for filing under the 1933 Act, certified as of a recent date by an officer of the Trust;

          2 The Declaration of Trust, certified as of a recent date by an officer of the Trust;

          3. The Bylaws of the Trust, as proposed to be amended and restated by the Board of Trustees of the Trust (the "Bylaws"), certified as of a recent date by an officer of the Trust;

          4. Resolutions adopted by the Board of Trustees of the Trust (the "Resolutions"), relating to the approval of the Merger Agreement and the Merger and the issuance and registration of the Securities, certified as of a recent date by an officer of the Trust;

          5. The Merger Agreement, certified as of a recent date by an officer of the Trust;

          6. A certificate of the SDAT as to the good standing of the Trust, dated as of a recent date;

          7. A certificate executed by an officer of the Trust, dated as of a recent date; and

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Trust) is duly authorized to do so.

          3. Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a
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Mayer, Brown & Platt
September 6, 2001
Page 3

signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          5. The Declaration of Trust has been, or will be prior to the issuance of the Securities, filed with, and accepted for record by, the SDAT.

          6. The Bylaws have been, or will be prior to the issuance of the Securities, adopted by the Board of Trustees of the Trust as and for the bylaws of the Trust.

          7. Upon issuance of the Securities, the total number of Class A-1 Common Shares of Beneficial Interest issued and outstanding will not exceed the total number of Class A-1 Common Shares of Beneficial Interest that the Trust is then authorized to issue under the Declaration of Trust.

          8. The Securities will not be issued in violation of any restriction or limitation contained in the Declaration of Trust.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Securities have been duly authorized for issuance pursuant to the Merger Agreement, subject to approval of the Merger Agreement and the Merger by the shareholders of the Trust, and, upon approval of the Merger Agreement and the Merger by the shareholders of the Trust and when and if the Securities are issued and delivered in the manner described in the Resolutions and the Merger Agreement, the Securities will be validly issued, fully paid and nonassessable under Title 8.
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Mayer, Brown & Platt
September 6, 2001
Page 4


           The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for your benefit, to be relied upon by you for the purpose of delivery of your opinion of even date herewith to be filed with the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                       Very truly yours,


                                       /s/ Ballard Spahr Andrews & Ingersoll LLP